                                                                 EXHIBIT 10.28.1
                         GROUP TECHNOLOGIES CORPORATION
                               STOCK OPTION PLAN
                          ADOPTED ON JANUARY 22, 1990

                     AMENDED AND RESTATED ON JUNE 26, 1996

1. PURPOSE

     To provide key management employees with the opportunity to receive potentially significant financial rewards from long term appreciation of the Corporation's stock resulting from their efforts to achieve superior performance by the Corporation and its personnel.

2. PARTICIPANTS

     The Board of Directors of the Corporation (the "Board") shall have the right to select certain key individuals of the management team to be recipients of options for the purchase of shares of the common stock of the Corporation (the "Common Stock") and those key individuals shall be known as the Participants.

3. PURCHASE PRICE

     The option to purchase shares of stock in the Corporation shall always carry an exercise price per share that is equal to the Calculated Value of the Corporation's share price on the date the option is issued and shall be clearly designated on the face of the option certificate. Such Calculated Value was determined in accordance with the formula contained in the Employee Stock Purchase Plan of the Corporation, dated January 22, 1990, as amended and was deemed by the Board to be equal to the fair market value of the shares of stock being made available for purchase by Participants on the date of grant as such shares were not then traded on the over-the-counter market nor listed on any exchange and did not have a known market value.

4. DATE OF ISSUE

     The date of issue shall be designated by the Board and shall be clearly marked on the face of the option certificate.

5. PERIOD OF ELIGIBILITY

     The Board, or a designated committee thereof, shall have the sole right to determine the period during which time the option shall be exercisable. This authority shall include the right to establish both a waiting period prior to the option becoming eligible to be exercised and an expiration period after which it shall no longer be eligible to be exercised. Both the date of eligibility and the date of expiration shall be clearly marked on the option certificate.

6. PURCHASE

Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Corporation at the time of exercise either in cash or in such other consideration as the Board, or a designated committee thereof, deems acceptable, and which other consideration in the Board's or the committee's sole discretion may include: (i) Common Stock of the Corporation already owned by the Participant having a total fair market value on the date of exercise, determined in accordance with Section 9 hereof, equal to the purchase price, (ii) Common Stock of the Corporation issuable upon the exercise of an option and withheld by the Corporation having a total fair market value on the date of exercise, determined in accordance with Section 9 hereof, equal to the purchase price, or (iii) a combination of cash and Common Stock of the Corporation (either shares already owned by the Participant or shares being withheld upon the exercise of an option) having a total fair market value on the date of exercise, determined in accordance with Section 9 hereof, equal to the amount of the purchase price not paid in cash.

7. MANNER OF EXERCISE

Subject to the terms and conditions of any applicable option agreement, any option granted under this Stock Option Plan may be exercised in whole or in part. To initiate the process for the exercise of an option: (i) the Participant shall deliver to the Corporation, or to a broker-dealer in the Common Stock with the original copy to the Corporation, a written notice of intent to exercise an option specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Corporation to be necessary, representing that such shares are being acquired for investment purposes only and not for the purpose of resale or distribution; and (ii) the Participant, or the broker-dealer, shall pay for the purchase price of such shares with cash, or if the Board, or a designated committee thereof, in its discretion agrees to so accept, by delivery to the Corporation of Common Stock of the Corporation (either shares already owned by the Participant or shares being withheld upon the exercise of an option), or in some combination of cash and such Common Stock acceptable to the Board. If payment of the purchase price is made with Common Stock, the value of the Common Stock used for such payment shall be the fair market value of the Common Stock on the date of exercise, determined in accordance with Section 9 hereof. The date of exercise of a stock option shall be determined under procedures established by the Board or a designated committee thereof, but in no event shall the date of exercise precede the date on which both the written notice of intent to exercise an option and full payment of the purchase price for the shares as to which the option is being exercised have been received by the Company. Promptly after receiving full payment for the shares as to which the option is being exercised and, provided that all conditions precedent contained in the Plan are satisfied, the Corporation shall, without transfer or issuance tax or other incidental expenses to Participant, deliver to Participant a certificate for such shares of the Common Stock. If Participant fails to accept delivery of the Common Stock, his rights to exercise the applicable portion of the option shall terminate.

8. TAX WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Participant shall, on the date of exercise, make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Board, or a designated committee thereof, in its sole discretion, may permit these obligations to be satisfied in whole or in part with: (i) cash paid by the Participant or by a broker-dealer on behalf of the Participant, (ii) shares of Common Stock that otherwise would be issued to the Participant upon exercise of the option, and/or (iii) shares of Common Stock previously acquired. The Corporation shall not be required to issue shares for the exercise of an option until such tax obligations are satisfied and the Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.


9. FAIR MARKET VALUE OF THE COMMON STOCK

     The fair market value of the Common Stock on any given measurement date shall be determined as follows:

      (i) if the common stock of the Corporation is traded on the over-the-counter market, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers
      Automated Quotation System, on the business day immediately preceding the measurement date; or

      (ii) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding the measurement date; or

      (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

     This Stock Option Plan, the grant and exercise of options thereunder, and the obligation of the Corporation to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for Common Stock before (i) the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed, and (ii) the completion of any registration or qualification of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. To the extent the Corporation meets the then applicable requirements for the use thereof and to the extent the Corporation may do so without undue cost or expense, and subject to the determination by the Board of Directors of the Corporation that such action is in the best interests of the Corporation, the Corporation intends to register the issuance and sale of such Common Stock by the Corporation under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor Form as shall then be available.

11. CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND CONSOLIDATIONS

     A. Capital Adjustments. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to this Stock Option Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.
     B. Mergers and Consolidations. In the event the Corporation merges or consolidates with another entity, or all or a substantial portion of the Corporation's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to this Stock Option Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the Common Stock, of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Participant shall have the right to purchase (a) that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Corporation theretofore subject to the Participant's option, (b) for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the Participant could have acquired all of the shares of Common Stock of the Corporation theretofore optioned to the Participant.

     C. No Effect on Corporation's Rights. The granting of an option pursuant to this Stock Option Plan shall not effect in any way the right and power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

12. NO RIGHTS AS SHAREHOLDER

No Participant nor any representative of Participant shall have any rights as a shareholder with respect to the underlying shares of Common Stock for an option before the Corporation issues a certificate or certificates to the Participant for such shares.

13. RESTRICTIONS ON TRANSFER

     All Options granted hereunder shall not be transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. For the purposes of the preceding sentence, the designation of a beneficiary by the Participant does not constitute a transfer.

14. REQUIREMENTS UPON DEATH, INCOMPETENCY, DISABILITY, RETIREMENT, RESIGNATION OR TERMINATION OF EMPLOYMENT

     Upon the death, disability, retirement or resignation of the Participant, or upon the termination of the Participant's employment by the Corporation, or upon the Participant becoming adjudicated incompetent, the Participant or if the Participant is deceased, the executor, personal representative, or administrator of his or her estate, shall have the right to exercise all eligible options for the purchase of stock in the Corporation within thirty
(30) days after such event in accordance with the terms set forth in this Stock Option Plan. In the event that the Participant does not exercise eligible options for the purchase of stock within this time frame, the options shall expire and become null and void.

     All options to purchase stock in the Corporation that are not yet eligible to be exercised shall be deemed to have expired and become null and void on the date of such event.

15. TRANSFER OF EMPLOYMENT

     Upon the termination of the Participant's employment by the Corporation to accept employment with another corporation owned and/or controlled by Group Financial Partners, Inc., all options regardless of eligibility shall become eligible on the effective date of Participant's employment at the other company owned or controlled by Group Financial Partners Inc. and the Participant shall have the right to exercise all options for the purchase of stock in the Corporation within thirty (30) days after such event in accordance with the terms set forth in this Stock Option Plan.

16. SALE OF THE COMPANY

     In the event Group Financial Partners, Inc. reaches an agreement to sell all or a majority of its shares of stock in the Corporation to an unrelated third party, all options, regardless of eligibility, shall become eligible on the effective date of such agreement.

17. BINDING EFFECT

     This Stock Option Plan shall be binding upon and shall operate for the benefit of the Participant and his or her respective administrators, and shall be binding upon any person to whom any options of the Participant are transferred in violation of the provisions of this Stock Option Plan and the executor or administrator of such person. This Stock Option Plan shall also be binding upon and shall operate for the benefit of any beneficiary, heir or trustee of any deceased Participant.

18. CHANGES TO THE PLAN

     The Stock Option Plan and any agreements issued hereunder may be amended, modified, changed or supplemented when such amendments, modifications, changes of supplements are approved by the Board and agreed to in writing by both parties to the agreements.

19. TERMINATION OF THIS STOCK OPTION PLAN

     This Stock Option Plan has been terminated by the Board as of April 8, 1994, however, such termination of the plan did not affect any options granted under the plan prior to April 8, 1994.

20. AUTHORIZATION OF CORPORATION

     The Corporation is authorized to enter into agreements which are consistent with the terms of this Stock Option Plan by virtue of resolutions adopted by its Board on January 22, 1990, April 8, 1994, February 21, 1996 and June 26, 1996.

21. SHARES SUBJECT TO PLAN

Subject to any adjustments and substitutions made pursuant to Section 11 hereof, the aggregate number of shares that may be issued upon exercise of all options currently outstanding under this Stock Option Plan is eight hundred forty thousand (840,000) shares of the Company's authorized and unissued shares of Common Stock. If any option granted hereunder expires or terminates for any reason without having been exercised in full in accordance with the terms hereof, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same Participant or other Participants without decreasing the aggregate number of shares of Common Stock that may be issued hereunder.

22. NOTICES

     Any notice, request, demand, report, certificate or other instrument which may be required or permitted to be furnished to or served upon any party shall be deemed sufficiently given or furnished or served if in writing and delivered in person, or deposited in the United States mail, registered or certified, return receipt requested, or duly deposited for transmission by telegraph addressed to the Participant at the address of his or her residence as last recorded in the Participant's employee file as maintained by the Corporation and to the Corporation at 10901 Malcolm McKinley Drive, Tampa, Florida 33612 or such other address or addresses of which either party may notify the other party in accordance with this paragraph. A notice to a personal representative may be sent to a decedent or incompetent's last address unless the Corporation has actual knowledge of the address of the personal representative, in which case such notice shall be sent to the personal representative's address. Instruments and communications delivered personally shall be deemed received when so delivered. Except as otherwise provided herein, instruments and communications mailed shall be deemed received forty-eight (48) hours after deposit thereof in the United States mail; instruments and communications telegraphed shall be deemed received when the telegraphic agencies confirm to the sender that delivery thereof has been made to the addressee.

23. COMPLETE AGREEMENT

     This Stock Option Plan and the Stock Option Certificate contain all of the covenants, terms, and undertakings of the parties with respect to the stock options of the Corporation granted hereunder.

24. SEVERABILITY

     The invalidity, illegality or unenforceability of any provision of this Plan shall not affect any other provision thereof except to the extent that reference is made to the Employee Stock Purchase Plan for calculation of the value of the Corporation's shares.

25. FURTHER ASSURANCES AND ADMINISTRATION

     The Participant and the Corporation agree to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary more fully to effectuate this Plan. The Board, or a designated committee thereof, shall interpret this Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Board or the designated committee, which determination shall be final and binding.

26. APPLICABLE LAW

     This Plan shall be construed in accordance with the laws of Florida.


27. LEGAL REMEDIES

     It is mutually agreed that there is no adequate remedy at law in favor of the one party in the event of the breach of any provision hereof by the other party and that either party, in addition to all other rights which may be available, shall have the right of specific performance in the event of any breach or of injunction in the event of any threatened breach by the other party.

     Dated this 26th day of June, 1996.



Attest:                                  GROUP TECHNOLOGIES CORPORATION



/s/ Michael L. Schuman                  By:    /s/ Jeffrey T. Gill
- ----------------------                     ---------------------------
Secretary                                        Jeffrey T. Gill
                                              Chairman of the Board